LivaNova PLC Insider Trading Policy 1. General Rules This Insider Trading Policy (“Policy”) describes the standards of LivaNova PLC, including its affiliates and subsidiaries (together, the “Company”), on trading, and causing the trading of, Company Securities or securities of certain other publicly traded companies while in possession of Material Non-public information. Material information is information about a company that a reasonable investor would consider important or significant in a decision to buy, sell, or hold securities. Non-public means it has not been widely disseminated to the public through major newswire services, national news services, and financial services or if the investing public has not had time to absorb the information fully. Insider trading occurs when a person, while in possession of Material Non-public information obtained through involvement with the Company, makes decisions to purchase, sell, give away, or otherwise trade the Company's or other companies’ securities or provides that information to others outside the Company. The prohibitions against insider trading apply to trades, tips, and recommendations by virtually any person, including all persons associated with the Company, if the information involved is Material and Non-public. The prohibitions apply to LivaNova Persons and their Family Members who buy or sell stock on the basis of Material Non-public information obtained about the Company, its industry, its customers, suppliers, or other companies with which the Company has contractual relationships or with whom the Company may be negotiating. This Policy applies to all employees, Directors, consultants, contractors, subsidiaries, and affiliates of the Company (together, “LivaNova Persons”). The Policy also applies to Family Members of LivaNova Persons. Each LivaNova Person is responsible for ensuring compliance by Family Members. 2. Rules Applicable to All LivaNova Persons 2.1. Trading While in Possession of Material Non-public Information is Prohibited If a LivaNova Person is in possession of Material Non-public information concerning the Company, the prohibition on trading in Company Securities applies. LivaNova Persons and their Family Members may not engage in transactions involving a purchase, sale, gift, or any other type of trade of Company Securities and the securities of certain other companies, including any offer to purchase or offer to sell, directly or indirectly through Family Members or other intermediaries, while in possession of Material Non-public information. 2.2. Certain Speculative Transactions Concerning Company Securities are Prohibited Short Sales. LivaNova Persons and their Family Members may not engage in short sales of Company Securities, i.e., sales of securities that are not then owned. Hedging. LivaNova Persons and their Family Members may not engage in hedging transactions concerning Company Securities, including puts, calls, equity swaps, collars, exchange funds, prepaid variable forwards, or other financial instruments or derivative securities. Pledging. LivaNova Persons and their Family Members may not engage in pledging transactions concerning Company Securities, i.e., using securities as a form of collateral for a loan. Managed Accounts. If a LivaNova Person has a managed account (where another person has been given discretion or authority to trade without such LivaNova Person’s prior approval), the broker or investment advisor must be advised not to trade in Company Securities at any time. 2.3 Tipping Tipping, the provision of Material Non-public information concerning a company or its securities to other persons who may trade on the basis of that information, is prohibited. 2.4. Prohibitions Related to Transactions in Other Companies’ Securities It is common for LivaNova Persons to interact with other public companies in the normal course of business. Those interactions or information concerning other public companies may be Material, and accordingly, LivaNova Persons must comply with certain rules. Specifically, LivaNova Persons may not engage in transactions involving the securities of any other public company while in possession of Material Non-public information concerning that company or its industry which was obtained during the course of business with the Company. LivaNova Persons may not engage in Tipping or otherwise disclose Material Non-public information concerning any other public company or its industry to anyone. LivaNova Persons may not give trading advice of any kind to anyone concerning any other public company while possessing Material Non-public information about that company or its industry. 3. Rules Applicable to Quarterly Insiders Quarterly Insiders are certain employees and non-employee directors who are reasonably expected to be in regular possession of quarterly financial information. Quarterly Insiders and their Family Members generally may not engage in transactions involving a purchase or sale of Company Securities unless it is during an open Trading Window. The Trading Window opens one full trading day following the Company’s public release of its quarterly or year-end operating results for the prior financial quarter or year and closes immediately following the close of market on the 15th day of the third month of each financial quarter. Even during an open Trading Window, any Quarterly Insider possessing Material Non- public information concerning the Company must not engage in any transactions in Company Securities until such information has been known publicly for at least one full trading day or is no longer Material in nature. 4. Rules Applicable to Directors, Officers, and the Executive Leadership Team (“ELT”) Directors, Officers, and members of the ELT must obtain pre-clearance of all transactions (including all purchases, sales, gifts, option exercises, and 401(k) plan transactions and the entry into, modification/amendment, or termination of Trading Plans) concerning Company Securities from the Company Secretary via email. In part, this obligation is to ensure compliance with Section 16 filing requirements. The Company Secretary (or their designee(s)) may reject any request in their discretion, and all approved transactions must be completed within the Trading Window in which such approval was granted and in any event within two business days of approval. Notwithstanding receipt of pre- clearance, such individuals may not engage in any transactions in Company Securities if they subsequently become aware of Material Non-public information prior to effecting the transaction. Short Swing Transactions. All Directors and Officers must comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), i.e., Directors and Officers who purchase and sell the Company’s securities within a six-month period must disgorge all profits to the Company, whether or not they had knowledge of any Material Non-public information. Under these provisions, and so long as certain other criteria are met, neither the receipt of restricted shares or an option under the Company’s share plans, the exercise of that option, nor the receipt of shares under the Company’s share plans or any comparable plan are subject to the short-swing transaction restrictions under Section 16; however, the subsequent sale of any such shares is a sale under Section 16. 5. Rules Applicable to Special Insiders The Company may from time to time identify certain persons as Special Insiders to whom special trading blackout periods apply. Special Insiders and their Family Members may not engage in transactions involving Company Securities once notified that they are Special Insiders. No person may disclose to any outside third party or to any other LivaNova Person the establishment of either Special Insiders or a special blackout period as this could communicate the existence of Material Non-public information in violation of U.S. securities laws. 6. Exceptions The prohibitions described in this Policy do not apply in the following situations, except as specifically noted:  Exercise or Vesting. The exercise of share options or stock appreciation rights, or the vesting of restricted stock awards or units under one of the Company’s share plans (including the Company’s equity incentive plans) is exempt from this Policy. This Policy does apply, however, to any sale of stock as part of a broker- assisted cashless exercise of an option (or other market sale for the purpose of generating the cash needed to pay the exercise price of an option) and any market sale of restricted stock.  Employee Stock Purchase Plan. This Policy does not restrict purchases of stock under the Company’s Employee Stock Purchase Plan (“ESPP”), resulting from periodic or lump sum contributions of money to the ESPP pursuant to an election made at the time of any enrollment in the ESPP. This Policy does, however apply to any sales of shares of stock purchased pursuant to the ESPP, any initial decision to participate in the ESPP plan, and any decision to modify the contribution amount in the ESPP plan. Also, the prohibitions described in this Policy do not apply in the case of transactions adopted pursuant to an approved Trading Plan.  In the event a LivaNova Person elects to establish or amend a Trading Plan, it must be: (a) established or amended during an open Trading Window and when the LivaNova Person is not in possession of Material Non-public information; (b) adopted in good faith and not as part of a plan or scheme to evade the anti-fraud rules under federal securities laws; (c) structured subject to a post-approval “cooling off” period of 30 days before any scheduled trade may occur (or, for any Section 16 Insiders, the later of 90 days or until two business days following disclosure of financial results pursuant to the Company’s Form 10-Q or 10-K, whichever is longer, but not to exceed 120 days); (d) for a period of not less than six months; and (e) reviewed and approved in writing by the Company Secretary or their designee.  Subject to limited exceptions as set forth under Rule 10b5-1 of the Exchange Act, a LivaNova Person may not have more than two Trading Plans in effect at any given time, and no transactions may be effected outside the Trading Plan.  As a general matter, Trading Plans may not overlap (except in certain circumstances relating to sales to cover on vesting of incentive compensation units other than options exercise), and insiders may not enter into more than one single trade plan in any 12-month period.

 As a general matter, once executed, a Trading Plan may not be terminated or amended. Early termination of a Trading Plan is highly discouraged. The Trading Plan must permit its termination by the Company at any time when the Company believes that trading pursuant to its terms may not lawfully occur. Any Section 16 Insider, Quarterly Insider, or Special Insider who desires to terminate or amend a Trading Plan prior to its scheduled termination must obtain the prior, written approval of the Company Secretary or their designee, which approval may be withheld.  In pre-clearing the implementation, amendment, or termination of a Trading Plan, the Company Secretary is not responsible for determining whether such plan is in compliance with the provisions of Rule 10b5-1 of the Exchange Act. Compliance is solely the responsibility of the LivaNova Person. The Company Secretary may adopt policies regarding the form and terms of Trading Plans from time to time. 7. Company Transactions From time to time, the Company may engage in transactions in Company Securities. It is the Company’s policy to comply with all applicable securities laws when engaging in transactions in Company Securities. 8. Definitions Company means LivaNova PLC, its affiliates, and its subsidiaries. Company Securities means the Company’s ordinary shares, options to purchase ordinary shares, stock appreciation rights, any other type of securities, such as preferred shares, convertible notes, warrants, other derivative securities, and puts, calls and short sales involving securities of the Company whether or not issued by the Company (such as exchange-traded put and call options). Director means a member of the Company’s Board of Directors. ELT means the executive leadership team reporting to the Chief Executive Officer. ESPP means the LivaNova Employee Share Purchase Plan. Family Members of a LivaNova Person means all spouses/partners, children, stepchildren, grandchildren, siblings, parents, stepparents, grandparents, in-laws, any adoptive relationships, and/or anyone who resides in the LivaNova Person’s household, as well as entities (such as corporations, trusts and partnerships) over which any such LivaNova Person has or shares voting or investment control. LivaNova Persons means all employees, Directors, consultants, contractors, subsidiaries, and affiliates of the Company. Material means information about a company that a reasonable investor would consider important or significant in a decision to buy, sell, or hold securities. Any type of information that could reasonably be expected to affect the trading price of a company’s securities is likely to be Material. Both positive and negative information may be Material. Knowledge of a rumor that is affecting a company’s stock price may be considered Material, even if the rumor is false. While it is not possible to identify all information that may be deemed “Material,” the following types of information may be considered Material: financial results; projections/guidance regarding future earnings or losses; significant regulatory, reimbursement, and/or clinical affairs changes or developments; news of a pending or proposed merger; news of the disposition of a Material subsidiary or significant assets; acquisitions; impending bankruptcy or financial liquidity problems; gain or loss of a substantial customer or supplier; Material product announcements; significant product defects, modifications, delays, or recalls; significant disruption in the Company’s operations; significant pricing changes; new equity or debt offerings; significant litigation exposure; and/or major changes in senior management. Non-public means it has not been widely disseminated to the public through major newswire services, national news services, and financial services or if the investing public has not had time to absorb the information fully. For purposes of this Policy, information is considered Non-public one full trading day following the Company’s widespread public release of the information. Officer means each officer of the Company designated by the Board as a Section 16 officer. Quarterly Insiders include Directors, Officers, ELT, and certain employees of the Company who are reasonably expected to be in possession of quarterly financial information of the Company including all Vice Presidents; certain members of the sales, legal, compliance, strategy, corporate communications, and finance departments; and certain other employees who have regular access to quarterly financial information (e.g., executive assistants to the ELT). The Company will notify orally or in writing each person designated a Quarterly Insider. If in doubt as to your status as a “Quarterly Insider”, contact the Company Secretary (company.secretariat@livanova.com). Section 16 Insider means those Officers and Directors of the Company who are obligated to file reports on Section 16 by virtue of their roles as Officers and Directors of the Company. Special Insider refers to individuals who are subject to special blackout periods. Trading Plan means a contract, plan, or instruction that is validly established by a LivaNova Person in compliance with the provisions of Rule 10b5-1 of the Exchange Act at a time when the LivaNova Person is not aware of Material Non-public information and that provides for purchases or sales of Company Securities in the future. Trading Window means the specified period during which a Quarterly Insider, who is not also a Special Insider, and their Family Members can engage in transactions in Company Securities, subject to, and in accordance with this Policy. The Company closes its Trading Window at the close of business on the 15th day of the third month of each financial quarter (i.e., on the 15th of each of March, June, September, and December) or if such date falls on a weekend or date on which the Nasdaq stock market is closed, then the subsequent trading date. The Trading Window typically reopens one full trading day (i.e., that NASDAQ or other market on which the Company’s shares are listed for trading is open for trading) following the Company’s earnings release. For example, if earnings are released Wednesday before the market opens, the Trading Window re-opens on Thursday when the market opens.